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                                                                     Exhibit 2.3

[M.A. Hanna Company Letterhead]

HIGHLY CONFIDENTIAL

December 4, 1995

The Board of Directors
CIMCO, Inc.
265 Briggs Avenue
Costa Mesa, CA  92626-4555

Attention:   Mr. Russell T. Gilbert
             President and Chief Executive Officer

Dear Madam and Sirs:

Please reference our letter dated November 2, 1995 to you, accepted by CIMCO, Inc. on November 3, 1995.

This will confirm our agreement reached on December 1, 1995 to amend the first sentence of paragraph 5 of the letter to extend the period of exclusivity to and including December 11, 1995. All other provisions of the November 2, 1995 letter shall remain in full force and effect.

Your signature below shall indicate your obligations with respect to the matters discussed above; please return a fully signed copy to us.

Thank you.

Very truly yours,

M.A. HANNA COMPANY

JOHN S. PYKE, JR.
John S. Pyke, Jr.                                 Accepted the 4th day
Vice President, General Counsel and Secretary     of December, 1995

                                                  CIMCO, Inc.

                                                  RUSSELL T. GILBERT
                                                  Russell T. Gilbert
                                                  President and CEO